                                                                   EXHIBIT 10.35

                                 TRUST AGREEMENT

                                       FOR

                    HERBALIFE 2001 EXECUTIVE RETENTION PLAN

                            Effective March 15, 2001

                                 TRUST AGREEMENT
                                       FOR
                     HERBALIFE 2001 EXECUTIVE RETENTION PLAN

        THIS TRUST AGREEMENT (the "Trust Agreement") is made and entered into as of March 15, 2001 by and among Herbalife International, a Nevada corporation (the "Parent"), as trustor, and U.S. Bank National Association, a Delaware corporation, as trustee (the "Trustee"), to evidence the trust to be established pursuant to the Herbalife 2001 Executive Retention Plan, effective as of March 15, 2001 (the "Plan"), which was established by the Parent and the Company to provide financial incentives for a select group of management and highly compensated employees of the Parent and the Company and its subsidiaries that participate in the Plan, to provide services to the Parent and the Company and its subsidiaries both before and after certain Change in Control events.

                                    ARTICLE 1

                          Name, Deposit and Definitions

        1.1 Name. The name of the Trust created by this Trust Agreement (the "Trust") shall be:

                    Herbalife 2001 Executive Retention Trust

        1.2 Initial Deposit. In the establishment of the Trust, the Company has paid to the Trustee a deposit of $100. The Trustee agrees to hold and administer the assets of the Plan that are delivered to it in accordance with this Trust Agreement.

        1.3 Plan Definitions. Except as otherwise provided herein, capitalized terms in this Trust Agreement shall have the same meaning as under the Plan.

        1.4 Additional Definitions. The following definitions are in addition to those in the Plan and those set forth above:

                (a) "Trust Fund" shall mean the assets held by the Trustee pursuant to this Trust Agreement.

                                    ARTICLE 2

                             General Administration

        2.1 Committee Directions. This Section 2.1 shall be effective until there has occurred a Change in Control.

                (a) The Committee shall be identified to the Trustee by a copy of the resolution of the Board appointing the Committee. In the absence thereof, the Board shall be the Committee. Persons authorized to give directions to the Trustee on behalf of the Committee shall be identified to the Trustee by written notice from the Committee, and such notice shall contain specimens of the authorized signatures. The Trustee shall be entitled to rely on such written notice as evidence of the identity and authority of the persons appointed until a written cancellation of the appointment, or the written appointment of a successor, is received by the Trustee.

                (b) Directions by the Committee, or its delegate, to the Trustee shall be in writing and signed by the Committee or persons authorized by the Committee, or may be made by such other method as is acceptable to the Trustee.

                (c) The Trustee may conclusively rely upon directions from the Committee in taking any action with respect to this Trust Agreement, including the making of payments from the Trust Fund and the investment of the Trust Fund pursuant to this Trust Agreement. The Trustee shall have no liability for actions taken, or for failure to act, on the direction of the Committee. The Trustee shall have no liability for failure to act in the absence of proper written directions.

                (d) The Trustee may request instructions from the Committee and shall have no duty to act or liability for failure to act if such instructions are not forthcoming from the Committee. If requested instructions are not received within a reasonable time, the Trustee may, but is under no duty to, act on its own discretion to carry out the provisions of this Trust Agreement.

        2.2 Contributions. The Employers shall make contributions to or on behalf of the Trust in accordance with the Plan. Such contributions may be in cash or other assets. The Trustee shall have no duty to collect or enforce payment to it of any contributions or to require that any contributions be made, and shall have no duty to compute any amount to be paid to it nor to determine whether amounts paid comply with the terms of the Plan.

        2.3 Trust Fund. The contributions received by the Trustee from the Employers shall be held and administered pursuant to the terms of this Trust Agreement, without distinction between income and principal and without liability for the payment of interest thereon.

        2.4 Establishment of Accounts.

                (a) The Trustee shall establish and maintain the all Participant's Accounts, the Administrative Account and the Employer Death Benefit Account in accordance with the Plan.

                (b) Allocations of the Employers' contributions to the accounts described in Section 2.4(a) above, and the allocation of earnings on the Employer's contributions held in the accounts described in Section 2.4(a) above, shall be made in accordance with Section 8.3(b) of the Plan. The Trustee may rely on information provided to it by any service provider providing record keeping services with respect to benefits under the Plan, and shall be deemed to have used reasonable efforts and to have fulfilled its obligations under the Section by relying on such information, unless it has reason to believe that the information from the service provider is unreliable. The accounts shall be maintained as "separate shares" in accordance with Code Section 663(c).

                (c) Notwithstanding any provisions in this Trust to the contrary, the Participant's Accounts shall be bookkeeping entries only and shall be utilized solely as devices for the measurement and determination of the amounts to be paid pursuant to the Plan.

        2.5 Allocation of Capital Gains to Income. Any gain from the sale, exchange or other disposition of an asset held in an account shall be allocated to accounting income (in accordance with Code Section 643(b)) and shall be includable in distributable net income (in accordance with Code Section 643 and the Treasury Regulations thereunder).

                                    ARTICLE 3

                          Powers and Duties of Trustee

        3.1 Investment Directions. Except as provided in Section 3.2 below, the Committee shall provide the Trustee with all investment instructions in accordance with the terms of the Plan and each Plan Agreement. The Trustee (i) shall neither affect nor change investments of the Trust Fund except as directed in writing by the Committee, and (ii) shall have no duty or responsibility to recommend investments or investment changes; provided, that the Trustee may deposit cash on hand from time to time in any interest bearing account, bank savings account, certificate of deposit, or other instrument creating a deposit liability for a bank, including the Trustee's own banking department if the Trustee is a bank, without such prior direction.

        3.2 Investment Upon Change in Control.

               (a) In the event of a Change in Control, the authority of the Committee to direct investments of the Trust Fund shall cease and the Trustee shall have complete authority to direct investments in accordance with the terms of the Plan and each Plan Agreement; provided, however, that should any of the Trust Fund be invested in Policies, the Trustee is directed to invest such portion of the Trust Fund in accordance with Section 3.2(c) below. In this connection, the Trustee, may, in its sole and absolute discretion, disregard any investment instructions received from the Committee on or after the date that is 90 days prior to a Change in Control.

               (b) The President of the Parent shall notify the Trustee in writing when a Change in Control has occurred. The Trustee has no duty to inquire whether a Change in Control has occurred and may rely on notification by the President of the Parent of a Change in Control; provided, however, that if any officer, former officer, director or former director of any Employer (other than the President of the Parent), or any Participant notifies the Trustee that there has been or there may be a Change in Control, the Trustee shall have the duty to satisfy itself as to whether a Change in Control has in fact occurred. The Trustee shall be entitled to engage the services of counsel, consultants, accountants or service providers, which may be counsel, consultants, accountants or service providers to the Parent or the Company, to ascertain whether a Change in Control has occurred. The Parent and the Company shall each have a continuing obligation to cooperate in any reasonable manner with the Trustee or its agents in making such a determination. The Trustee shall be entitled to rely on any opinion rendered by counsel engaged by it for the purpose of determining if a Change in Control has occurred. The Employers shall indemnify and hold harmless the Trustee for any damages or costs (including attorneys' fees) that may be incurred because of reliance on the President's notice or lack thereof.

               (c) If any of the Trust Fund is invested in Policies that permit the Trustee to change investments of cash surrender value within the Policy, as soon as practicable after the Change in Control, the Trustee shall change the investment in all such Policies to a short-term money market fund investment, or if such fund is unavailable, to a short-term governmental or commercial paper fund. In addition, the Trustee shall have the right to liquidate such Policies after a Change in Control and invest such proceeds in one or more money market funds (which can be tax-exempt). Such action shall be deemed to constitute a reasonable exercise of the Trustee's authority to direct investments.

        3.3 No Entitlement; Distributions.

                (a) The establishment of the Trust and the payment or delivery to the Trustee of money or other property shall not vest in any Participant or Beneficiary any right, title or interest in and to any specific assets of the Trust.

                (b) The Trustee shall from time to time, upon the written direction of the Committee or, after a Change in Control, in accordance with the terms of the Plan and each Plan Agreement (without regard to any directions of the Committee), make distributions from the Trust Fund to or for the benefit of such persons, in such manner, in such amounts and for such purposes as may be specified in such directions or, after a Change in Control, in accor-dance with the terms of the Plan and each Plan Agreement. Periodically, but no less frequently than once each calendar quarter, the Parent or the Company shall provide to the Trustee written information concerning all Participants (or Beneficiaries) who are (or may become) entitled to benefits under the terms of the Plan and the Plan Agreements, including the total dollar amount (or undivided percentage of the Trust Fund) such benefit is or would be if it were payable as of the date set forth in the written information provided. With respect to written information provided by the Parent or the Company pursuant to this subsection and received prior to 90 days prior to a Change in Control, the Trustee may rely on such information in determining distributions payable as of the date of the written information, if any, and can further rely on it as a starting point in determining distributions payable after the date of such written information. In determining any benefits payable after the date of the written information referred to in the previous sentence (including the making of allocations to accounts in accordance with Section 8.3(b) of the Plan), the Trustee shall be entitled engage the services of counsel, consultants, accountants or service providers, which may be counsel, consultants, accountants or service providers to the Parent or the Company, and shall be entitled to rely on conclusions drawn by such counsel, consultants, accountants or service providers, unless clearly erroneous under the terms of the Plan and the Plan Agreements. In directing the Trustee to make distributions, the Committee shall follow the provisions of the Plan and each Plan Agreement and shall not direct that any distribution be made, either during the existence or upon discontinuance of the Plan, which would cause any part of the Trust Fund to be used for or diverted to purposes other than as provided in the Plan, each Plan Agreement and this Trust Agreement. Prior to a Change in Control, the Trustee shall have no duty to inquire whether directions by the Committee or its delegate conform to the provisions of the Plan or a Plan Agreement.

                (c) The Trustee, at the direction of the Committee or, after a Change in Control, on its own volition, may make any distribution required to be made by it hereunder by delivering:

                    (i) Its check payable to the person to whom such
                distribution is to be made, to such person;

                    (ii) Its check payable to an Insurer for the benefit of such person, to the Insurer;

                    (iii) Contracts held on the life of the Participant to whom or with respect to whom the distribution is being made, to the Participant or Beneficiary; or

                    (iv) If a distribution is being made to a person, in whole or in part, of other assets, assignments or other appropriate documents or certificates necessary to effect a transfer of title, to such person.

                (d) The Trustee shall deduct from each payment under this Trust Agreement any federal, state, or local withholding or other taxes or charges which the Trustee may be required to deduct under applicable laws. In this regard, each Employer shall calculate and provide to the Trustee an itemization of federal, state and/or local taxes required to be withheld from each distribution to a Participant. The Trustee shall promptly report to each Employer the amounts deducted from each distribution, and it shall be the responsibility of each Employer to prepare and deliver to the appropriate persons, including Participants and governmental agencies, all tax returns, forms and reports as may be required by applicable laws in connection with any such withholding.

                (e) Prior to a Change in Control, payments by the Trustee shall be delivered or mailed to addresses supplied by the Committee and the Trustee's obligation to make such payments shall be satisfied upon such delivery or mailing. In this regard, prior to a Change in Control, the Trustee shall have no obligation to determine the identity of persons entitled to benefits or their mailing addresses.

        3.4 Rights of Participants or Beneficiaries Not Diminished. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or Beneficiaries to pursue their rights as general creditors of the Employers with respect to amounts due under the Plan.

        3.5 Costs of Administration. The Trustee is authorized to incur reasonable obligations in connection with the administration of the Trust, including attorney's fees, administrative fees and appraisal fees. Such obligations shall be paid by the Employers. The Trustee is authorized to pay such amounts first from the Administrative Account and thereafter from the general Trust Fund (and thereafter seek reimbursement from the Employers) if the Employers fail to pay them within 60 days of presentation of a statement of the amounts due.

        3.6 Trustee Compensation and Expenses. The Trustee shall be entitled to reasonable compensation for its services as from time to time agreed between the Trustee and the Employers, prior to a Change in Control, and between the Trustee and a majority (by number and not percentage interest in the Trust Fund) of the Participants, on or after a Change in Control. The Trustee shall be entitled to reimbursement for expenses incurred by it in the performance of its duties as the Trustee, including reasonable fees for legal counsel. The Trustee's compensation and expenses shall be paid by the Employers. The Trustee is authorized to withdraw such amounts first from the Administrative Account and thereafter from the general Trust Fund (and thereafter seek reimbursement from the Employers) if the Employers fail to pay them within 60 days of presentation of a statement of the amounts due.

        3.7 Professional Advice. The Trustee may consult with legal counsel (who may also be counsel for the Company and Employers or the Trustee generally) with respect to any of its duties or obligations hereunder, with respect to the transactions contemplated by this Trust or any act which the Trustee proposes to take or omit, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

        The Trustee may hire agents, custodians, depositories, auditors, accountants, actuaries, investment advisors, brokers, financial consultants or other professionals, even if they are associated or affiliated with the Trustee, to assist it in performing any of its duties or obligations hereunder.

        The Trustee is authorized to pay fees, expenses and compensation related to these services first from the Administrative Account and thereafter from the general Trust Fund (and thereafter seek reimbursement from the Employers) if the Employers fail to pay them within 60 days of presentation of a statement of the amounts due.

        3.8 Payment on Court Order; Defense of Action.

                (a) To the extent permitted by law, the Trustee is authorized to make any payments directed by court order in any action in which the Trustee has been named as a party.

                (b) Prior to a Change in Control, the Trustee shall not be obligated to defend actions in which the Trustee is named, but shall notify the Employers or Committee of any such action and may tender defense of the action to the Employers, Committee, Participant or Beneficiary whose interest is affected. The Trustee may in its discretion, prior to a Change in Control, and shall, on or after a Change in Control, defend any action in which the Trustee is named, and any expenses incurred by the Trustee shall be paid by the Employers. The Trustee is authorized to pay such expenses first from the Administrative Account and thereafter from the general Trust Fund (and thereafter seek reimbursement from the Employers) if the Employers fail to pay them within 60 days of presentation of a statement of the amounts due.

        3.9 Indemnifications.

                (a) The Employers shall indemnify and hold the Trustee harmless from and against all loss or liability (including expenses and reasonable attorneys' fees) to which it may be subject by reason of its execution of its duties under this Trust, or by reason of any acts taken in good faith in accordance with directions, or acts omitted in good faith due to absence of directions, from the Board, the Committee, the Participants (if such directions are given pursuant to this Trust Agreement) or any other person designated to act on such persons behalf, unless such loss or liability is due to the Trustee's negligence, willful misconduct or similar conduct.

                (b) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving the Plan, a Plan Agreement and/or the Trust Fund, the Trustee shall be entitled to receive on a current basis the indemnity payments provided for in this Section, provided, however, that if the final judgement entered in the lawsuit or proceeding holds that the Trustee is guilty of negligence, willful misconduct or similar conduct with respect to the Trust Fund, the Trustee shall be required to refund the indemnity payments that it has received.

                (c) All releases and indemnities provided in this Trust Agreement shall survive the termination of this Trust Agreement.

        3.10 Cash and Unproductive Investments. The Trustee may retain in cash or other investments which are unproductive of income so much of the Trust Fund as it may deem advisable pending investment or disbursement, which may include retention of Trust assets in non-interest bearing accounts in the banking department of the Trustee or of any affiliate thereof, notwithstanding the banking department's or other entity's receipt of "float" from such uninvested cash.

        3.11 Affiliated Entities. In carrying out its obligations under this Trust Agreement, to the fullest extent permitted by law, the Trustee is expressly authorized to (i) retain the services of U.S. Bancorp Piper Jaffray Inc. and/or U.S. Bancorp Investments, Inc., each being affiliates of U.S. Bank National Association, and/or any other registered broker-deal organization hereafter affiliated with U.S. Bank National Association, and any future successors in interest thereto (collectively for the purposes of this paragraph referred to as the "Affiliated Entities"), to provide services to assist in or facilitate the purchase or sale of investment securities in the Trust, (ii) acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provides, for a fee, services in any capacity and (iii) acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions. The Trust may directly or indirectly (through mutual funds fees and charges for example) pay management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and/or such mutual funds at such Affiliated Entities' standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee. The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as a principal in such transaction. Each of the Affiliated Entities is authorized to (i) effect transactions on national securities exchanges for the Trust as directed by the Trustee, and (ii) retain any transactional fees related thereto, consistent with
Section 11(a)(1) of the Securities Exchange Act of 1934, as amended, and related Rule 11a2-2(T). Included specifically, but not by way of limitation, in the transactions authorized by this provision are transactions in which any of the Affiliated Entities are serving as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account. In the event the Trustee is directed by the Company or Employers or any designated investment manager, as applicable hereunder (collectively referred to for purposes of this paragraph as the "Directing Party"), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.

                                    ARTICLE 4

                               Insurance Contracts

        4.1 Types of Contracts. To the extent that the Trustee is directed by the Committee prior to a Change in Control to invest part or all of the Trust Fund in insurance contracts, the Insurer, the type of contract and amount thereof shall be specified by the Committee. The Trustee shall be under no duty to make inquiry as to the propriety of the Insurer, type or amount so specified.

        4.2 Ownership. Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the Insurer, but it may exercise its ownership rights in such contract only to the extent that such exercise is in accordance with the Plan and the respective Plan Agreements.

                                    ARTICLE 5

                               Trustee's Accounts

        5.1 Records. The Trustee shall maintain accurate records and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. Such records shall be available at all reasonable times for inspection by the Parent or the Company or its authorized representative. The Trustee, at the direction of the Committee, and if it so agrees, shall submit to the Committee and to any Insurer such valuations, reports or other information as the Committee may reasonably require.

        5.2 Annual Accounting; Final Accounting.

                (a) Within 60 days following the end of each Plan Year and within 60 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Committee (and on or after a Change in Control, with a copy being sent to all Participants) a written account setting forth a description of all properties purchased and sold, all receipts, disbursements and other transactions effected by it during the Plan Year or, in the case of removal, resignation or termination, since the close of the previous Plan Year, and listing the properties held in the Trust Fund as of the last day of the Plan Year or other period and indicating their values. Such values shall be either cost or market as directed by the Committee in accordance with the Plan.

                (b) The Committee may approve such account either by written notice of approval delivered to the Trustee or by its failure to express written objection to such account delivered to the Trustee within 90 days after the date of which such account was delivered to the Committee. On or after a Change in Control, the majority of Participants (by number and not percentage interest in the Trust Fund) may approve such account either by written notice of approval delivered to the Trustee or by the failure to express written objection to such account delivered to the Trustee within 90 days after the date of which such account was delivered to the Participants.

                (c) Prior to a Change in Control, the approval by the Committee of an accounting, as provided in (b) above, shall be binding as to all matters embraced in such accounting on all parties to this Trust Agreement and on all Participants and Beneficiaries, to the same extent as if such accounting had been settled by a judgment or decree of a court of competent jurisdiction in which the Trustee, the Committee, the Employers and all persons having or claiming any interest in the Plan, a Plan Agreement or the Trust Fund were made parties. On or after a Change in Control, the approval by the Participants of an accounting, as provided in (b) above, shall be binding as to all matters embraced in such accounting on all parties to this Trust Agreement and on all Participants and Beneficiaries, to the same extent as if such accounting had been settled by a judgment or decree of a court of competent jurisdiction in which the Trustee, the Committee, the Employers and all persons having or claiming any interest in the Plan, a Plan Agreement or the Trust Fund were made parties.

                (d) Despite the foregoing, nothing contained in this Trust Agreement shall deprive the Trustee of the right to have an accounting judicially settled, if the Trustee, in the Trustee's sole discretion, desires such a settlement.

        5.3 Valuation. The assets of the Trust Fund shall be valued at their respective fair market values on the date of valuation, as determined by the Trustee based upon such sources of information as it may deem reliable, including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors, brokerage firms or insurance companies, or any combination of sources. Prior to a Change in Control, the Committee shall instruct the Trustee as to the value of assets for which market values are not readily obtainable by the Trustee. If the Committee fails to provide such values, the Trustee may take whatever action it deems reasonable, including employment of attorneys, appraisers, life insurance companies or other professionals, the expense of which shall be an expense of administration of the Trust Fund and payable by the Employers. Prior to a Change in Control, the Trustee may rely upon information from the Employers, the Committee, appraisers or other sources and shall not incur any liability for an inaccurate valuation based in good faith upon such information.

        5.4 Delegation of Duties. The Employers or the Committee, or both, may at any time employ the Trustee, with the Trustee's consent, as their agent to perform any act, keep any records or accounts and make any computations that are required of the Employers or the Committee by this Trust Agreement, the Plan or any Plan Agreement. The Trustee may be compensated for such employment and such employment shall not be deemed to be contrary to the Trust. Nothing done by the Trustee as such agent shall change or increase its responsibility or liability as Trustee hereunder.

                                    ARTICLE 6

                        Resignation or Removal of Trustee

        6.1 Procedure.

                (a) Resignation; Removal. The Trustee may resign as Trustee at any time by delivery of written notice of resignation to the Committee (and, on or after a Change in Control, with a copy sent to each Participant). Prior to a Change in Control, the Trustee may be removed by the Committee by delivery of written notice of removal to the Trustee; on or after a Change in Control, the Trustee may be removed by a majority (by number and not percentage interest in the Trust Fund) of the Participants.

                (b) Effective Time. Any resignation or removal shall take effect on the date specified in the notice, which date, except as provided in the next sentence, shall not be less than 60 days after the delivery thereof unless an earlier date shall be mutually agreed upon. If the Trustee is removed for negligence or willful misconduct, the notice shall so state, and such removal shall take effect on the date specified in the notice.

        6.2 Successor Trustee. Upon any resignation or removal of the Trustee, the Committee shall promptly appoint a successor Trustee. The successor shall be a bank, trust company, or independent individual unrelated to the Employers and qualified under applicable law to serve in such capacity. After the occurrence of a Change in Control, a successor Trustee may not be appointed without the consent of a majority of the Participants. Should no successor Trustee be named by the Committee within 60 days after delivery of notice of resignation or removal, the Trustee may, at the expense of the Employers, apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such expenses shall be paid by the Employers; the Trustee is authorized to pay such expenses first from the Administrative Account and thereafter from the general Trust Fund (and thereafter seek reimbursement from the Employers) if the Employers fail to pay them within 60 days of presentation of a statement of the amounts due.

        6.3 Settlement of Accounts. Upon the effective date of such resignation or removal of the Trustee, the former Trustee shall transfer all of the Trust Fund to the successor Trustee, whereupon such successor shall succeed to all of the powers and duties given to the Trustee in this Trust Agreement. The resigning or removed Trustee shall render an account in the form and manner and at the time prescribed in Section 5.2. The approval of such accounting and discharge of the Trustee shall be as provided in such Section.

                                    ARTICLE 7

                          Revocation, Creditor Claims,
                            Amendment and Termination

        7.1 Irrevocability; Creditor Claims. The Trust is irrevocable, and the Trust Fund shall not be subject to the claims of the any creditor of the Employers. Except as provided in the Plan and this Trust Agreement, no part of the corpus or income of the Trust Fund shall be recoverable by the Employers or used for any purpose other than for the exclusive purpose of providing benefit payments to Participants, their Beneficiaries, the Employers and defraying reasonable expenses of administering the Trust in accordance with the provisions of this Trust Agreement.

        7.2 Amendment. This Trust Agreement may not be amended, altered, changed or modified in any respect, except as follows:

                (a) General Rule. Subject to Sections 7.2(b), (c) and (d) below, this Trust Agreement may be amended:

                    (i) By the Parent or the Company and the Trustee, provided, however, that if an amendment would in any way adversely affect the rights created by the Plan, any Plan Agreement or this Trust Agreement of any Participant or Beneficiary in the Trust Fund, each and every Participant and Beneficiary whose rights in the Trust Fund would be adversely affected must consent to the amendment before this Trust Agreement may be so amended; and

                    (ii) By the Parent or the Company and the Trustee, as may be
                necessary to comply with laws which would otherwise render the Trust void, voidable or invalid in whole or in part.

                (b) Limitation. Notwithstanding that an amendment may be permissible under Section 7.2(a) above, this Trust Agreement shall not be amended by an amendment that would:

                    (i) Cause any of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants, Beneficiaries and the Employers as set forth in the Plan and the respective Plan Agreements; and

                    (ii) Be inconsistent with the provisions of the Plan and the related Plan Agreements, including the provisions of the Plan regarding termination, amendment or modification of the Plan and any Plan Agreement.

                (c) Writing and Consent. Any amendment to the Trust Agreement shall be set forth in writing and signed by the Parent or the Company and the Trustee, and, if consent of any Participant or Beneficiary is required under Section 7.2(a), the Participant or Beneficiary whose consent is required. Any amendment may be current, retroactive or prospective, in each case as provided therein.

                (d) Change in Control. In connection with the exercise of the rights under this Section 7.2, after a Change in Control, the power of the Parent or the Company to amend this Trust Agreement shall cease, and the power to amend that was previously held by the Parent and/or the Company shall, instead, be exercised by a majority of the Participants (by number and not by percentage interests in the Trust Fund) and the Trustee, provided that such amendment otherwise complies with the requirements of Sections 7.2(a), (b) and (c) above (substituting "a majority of Participants (by number and not by percentage interests in the Trust Fund)," for "Parent" or "Company" therein).

                (e) Consistency Requirement. If the Parent or the Company elects to amend, modify or terminate the Trust under this Section 7.2, the Parent or the Company may do so only to the extent that such amendment, modification or termination is not inconsistent with the provisions of the Plan and the related Plan Agreements, including the provisions regarding the amendment, modification or termination of the Plan or any Plan Agreement.

        7.3 Final Termination. The Trust shall cease and terminate upon the last of the following to occur:

                (a) The Trust Fund is exhausted and it is not anticipated that additional funds will be forthcoming from the Employers; or

                (b) The claims of each and every Participant, Beneficiary and Employer under the Plan have been compromised, settled or paid.

        If on termination of the Trust and the Plan (and only on such termination), there should be any balance in the Trust Fund after satisfaction of all liabilities with respect to Participants, Beneficiaries and Employers, such balance shall be paid by the Trustee to the Employers, in such amounts and in the manner instructed by the Parent or the Company, whereupon the Trustee shall be released and discharged from all obligations hereunder. From and after the date of termination and until final distribution of the Trust Fund, the Trustee shall continue to have all of the powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

                                    ARTICLE 8

                    Controversies, Legal Actions and Counsel

        8.1 Controversy. If any controversy arises with respect to the Trust, the Trustee shall take action as directed by the Committee or, in the absence of such direction or on or after a Change in Control, as it deems advisable, whether by legal proceedings, compromise or otherwise. The Trustee may retain the funds or property involved without liability pending settlement of the controversy. The Trustee shall be under no obligation to take any legal action of whatever nature unless there shall be sufficient property in the Trust to indemnify the Trustee with respect to any expenses or losses to which it may be subjected.

        8.2 Joinder of Parties. In any action or other judicial proceedings affecting the Trust, it shall be necessary to join as parties the Trustee, the Committee, and the Employers. Prior to a Change in Control, no Participant or other person shall be entitled to any notice or service of process; on or after a Change in Control, each Participant shall be entitled to notice and service of process. Any judgment entered in such a proceeding or action shall be binding on all persons claiming under the Trust. Nothing in this Trust Agreement shall be construed as to deprive a Participant of his right to seek adjudication of his rights by administrative process or by a court of competent jurisdiction.

        8.3 Employment of Counsel. The Trustee may consult with legal counsel (who may be counsel for any Employer) and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of counsel.

                                    ARTICLE 9

                                    Insurers

        9.1 Insurer Not a Party. No Insurer shall be deemed to be a party to the Trust and an Insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by it.

        9.2 Authority of Trustee. An Insurer shall accept the signature of the Trustee to any documents or papers executed in connection with such contracts. The signature of the Trustee shall be conclusive proof to the Insurer that the person on whose life an application is being made is eligible to have a contract issued on his life and is eligible for a contract of the type and amount requested.

        9.3 Contract Ownership. An Insurer shall deal with the Trustee as the sole and absolute owner of any insurance contracts and shall have no obligation to inquire whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of this Trust Agreement.

        9.4 Limitation of Liability. An Insurer shall be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee and shall have no obligation to see to the proper application of the amounts so paid. An Insurer shall have no liability for the operation of the Trust, the Plan or any Plan Agreement, whether or not in accordance with their terms and provisions.

        9.5 Change of Trustee. An Insurer shall be fully discharged from any and all liability for dealing with a party or parties indicated on its records to be the Trustee until such time as it shall receive at its home office written notice of the appointment and qualification of a successor Trustee.

                                   ARTICLE 10

                                  Miscellaneous

        10.1 Directions Following Change in Control. Despite any other provision of this Trust Agreement that may be construed to the contrary, except Section 7.3, following a Change in Control, all powers of the Committee, the Parent and the Company to direct the Trustee under this Trust Agreement shall terminate, and the Trustee shall act on its own volition to carry out the terms of this Trust Agreement in accordance with the Plan and the related Plan Agreements.

        10.2 Taxes. The Employers shall contribute from time to time, as necessary, funds sufficient to pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. This obligation to contribute shall not extend to individual taxes levied or assessed against the individual Participant with respect to the Trust Fund. To the extent that contributions are not made within 30 days of the Trustee's request for such contributions, the Trustee shall have the power to pay such taxes out of the Trust Fund and shall seek reimbursement from the Employers. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Employers, but at the Employers' expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest hereunder on directions from the Committee. The Employers and the Company shall cooperate with each other as necessary to minimize the Trust's tax liability.

        10.3 Third Persons. All persons dealing with the Trustee are released from inquiring into the decisions or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

        10.4 Nonassignability; Nonalienation. None of the benefits, payments, claims or interests hereunder of any Participant or Beneficiary shall be subject to any claim of such Participant's or Beneficiary's creditors and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any such creditors, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments, claims or interest which he may expect to receive, contingently or otherwise, under the Trust, except that the foregoing shall not apply to any family support obligations set forth in a court order.

        10.5 The Plan. The Trust, the Plan and all related Plan Agreements are parts of a single, integrated employee benefit plan system and shall be construed together. In the event of any conflict between the terms of this Trust Agreement, the agreement that constitutes the Plan and any Plan Agreement, such conflict shall be resolved in favor of this Trust Agreement. In addition, if on or after a Change in Control, the Plan or Plan Agreement, or any provision of the Plan or Plan Agreement, is determined by any court to be, rejected, invalid or unenforceable, then for purpose of this Trust Agreement, the Trustee shall still interpret and apply the Plan and Plan Agreement according to its written terms and not according to the court's determination.

        10.6 Applicable Law. This Trust Agreement shall be construed, administered and governed under the laws of the State of California, without regard to conflicts of law principles. If any provision of this Trust Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

        10.7 Notices and Directions. Whenever a notice or direction is given by the Committee to the Trustee, it shall be in the form required by Section 2.1. Actions by the Parent or the Company shall be by the Board or a duly authorized officer(s), with such actions certified to the Trustee by an appropriately certified copy of the action taken. The Trustee shall be protected in acting upon any such notice, resolution, order, certificate or other communication believed by it to be genuine and to have been signed by the proper party or parties.

        10.8 Successors and Assigns. This Trust Agreement shall be binding upon and inure to the benefit of the Employers and the Trustee and their respective successors and assigns.

        10.9 Gender and Number. Words used in the masculine shall apply to the feminine where applicable, and when the context requires, the plural shall be read as the singular and the singular as the plural.

        10.10 Headings. Headings in this Trust Agreement are inserted for convenience of reference only and any conflict between such headings and the text shall be resolved in favor of the text.

        10.11 Counterparts. This Trust Agreement may be executed in an original and any number of counterparts, each of which shall be deemed to be an original of one and the same instrument.

        IN WITNESS WHEREOF, the Parent and the Trustee have signed this Trust Agreement as of the date first above written.


TRUSTEE:                                     PARENT:

U.S. BANK NATIONAL ASSOCIATION               HERBALIFE INTERNATIONAL, INC.,
a Delaware corporation                       a Nevada corporation


By:                                          By: /s/ TIMOTHY B. GERRITY
   -------------------------------              -------------------------------
     Name:                                   Name: Timothy B. Gerrity
     Title:                                  Title: EVP-CFO

By:                                          By: /s/ JOHN W. PRICE
   -------------------------------              -------------------------------
     Name:                                   Name: John W. Price
     Title:                                  Title: SVP